UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

CERULEAN PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36395	20-4139823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Gatehouse Drive Waltham, MA		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 996-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 19, 2017, Cerulean Pharma Inc. (the “Company”) received written notification from the NASDAQ Stock Market (“NASDAQ”) indicating that based on the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, the Company’s stockholders’ equity was $7,741,000, and therefore, the Company was not in compliance with NASDAQ Listing Rule 5450(b)(1)(A), which requires a $10,000,000 minimum stockholders’ equity standard. In accordance with such notice, NASDAQ is reviewing the Company’s eligibility for continued listing on the NASDAQ Global Market. The Company has been requested to either provide to NASDAQ, on or before July 3, 2017, its specific plan to achieve and sustain compliance with all NASDAQ Global Market listing requirements and the Company’s time frame to complete its plan or to apply to transfer the Company’s securities to the NASDAQ Capital Market. If the Company submits a plan to achieve compliance with the NASDAQ Global Market listing requirements, and after completion of the review process, NASDAQ determines that such plan is not sufficient, it will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the NASDAQ Staff’s determination to a NASDAQ Listing Qualifications Panel. If the Company applies to transfer its securities to the NASDAQ Capital Market, it will need to meet the NASDAQ Capital Market’s continued listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERULEAN PHARMA INC.

Date: May 19, 2017	By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre President and Chief Executive Officer